                                                                   EXHIBIT 10.36
                                    August 23, 1995


Suburban Ostomy
Suburban Ostomy
75 October Hill Road
Holliston, Massachusetts  01746

This Agreement-and all UPS Air Service Guides in effect at the time of shipment contain the basic terms under which United Parcel Service will provide UPS Next Day Air and UPS 2nd Day Air services. UPS Next Day Air 2nd UPS 2nd Day Air services are provided from points within the 48 contiguous states to locations in the 50 states and Puerto Rico. UPS Worldwide Express and UPS Worldwide Expedited services are available from the 50 states to any destination location in the UPS service network.

UPS and Suburban Ostomy agree to the following:

General Terms and Conditions
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Only letters, paks, and packages shipped under the account number(s) listed on
Addendum A are eligible to participate in these designated incentives, and only these letters, paks, and packages will be used to determine whether Suburban Ostomy has reached the minimum requirements of this Agreement. Account numbers may be added or deleted only by mutual written agreement by both UPS and Suburban Ostomy. Additions to Addendum A require five business days advanced notice to become effective.

Suburban 0stomy agrees that the rates, incentives, and terms of this agreement are only applicable to Suburban 0stomy and its subsidiaries as described in Addendum A - List of Eligible Account Numbers, as end users and may not be used for the resale to any other party without prior written agreement between UPS and Suburban 0stomy. Suburban Ostomy understands that breach of this clause of this agreement between UPS and Suburban 0stomy may result in immediate cancellation of this agreement.

Suburban Ostomy agrees to provide a list of all its shipping locations, including the company name and address of each shipper covered by this Agreement.

Suburban Ostomy agrees to supply package level shipping detail to UPS in a form acceptable to UPS.

Suburban Ostomy agrees to actively endorse UPS as the recommended express delivery company for Suburban Ostomy and its related divisions, subsidiaries, and affiliates.

Suburban Ostomy agrees to pay for all shipments in full within the time period required by UPS.

Suburban Ostomy agrees to maintain the confidentiality of this incentive program, both its existence and the conditions, unless disclosure is required by law.

Suburban Ostomy agrees not to post or otherwise publicly display the confidential incentives covered by this Agreement.

This Agreement may be terminated by either party for any reason upon 30 calendar days prior written notice.

This Agreement will be withdrawn if a signed copy is not received by UPS within 30 calendar days from the date at the top of this letter.

Incentive Program
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The specific details of the discounts provided in this incentive program covered by this Agreement for Next Day Air Letters, Next Day Air Packages and Paks, 2nd Day Air Letters and 2nd Day Air Packages and Paks are included in Addendum B.

The incentives in Addendum B are solely conditional upon Suburban Ostomy averaging 244 domestic air letters, paks, and packages per week exclusive of Air Hundredweight volume. If Suburban Ostomy's average weekly volume falls below the commitment specified above, UPS reserves the right to adjust the rates in the future after consulting with Suburban Ostomy, subject to either party's right of termination.

Implementation
- --------------

UPS will provide the incentive program as set forth in this Agreement and the attached addenda. These rates will remain in effect for 106 weeks. UPS agrees to apply the incentives set forth in Addendum B as follows:


Service                             Rebate Frequency
- -------                             ----------------
Next Day Air Letters                Weekly
Next Day Air Packages and Paks      Weekly
2nd Day Air Letters                 Weekly
2nd Day Air Packages and Paks       Weekly

The incentives specified in Addendum B for Next Day Air Letters, Next Day Air Packages and Paks, 2nd Day Air Letters and 2nd Day Air Packages and Paks are applicable for service to locations within the 48 contiguous states. Service to locations in Alaska, Hawaii and Puerto Rico will be billed at the Air service rates in effect at the time of shipment.

This Agreement and its Addenda contain all the terms and conditions agreed to by the parties and supersedes any prior Agreement between the parties for the Service(s) at the shipping locations listed on the attached Addenda.

The attached addenda are hereby made a part of this Agreement:

Addendum A          List of Eligible Account Number
Addendum B          Incentive Programs for Letters, Paks and Packages

(Carrier) UNITED PARCEL SERVICE, INC. (Shipper) Suburban Ostomy Supply Company

  /s/                                /s/
- ----------------------------------  ----------------------------------
BY (An Authorized Representative)   BY (An Authorized Representative)


- ----------------------------------  ----------------------------------
Date Signed                         Title


- ----------------------------------  ----------------------------------
Address                             Date Signed


- ----------------------------------  ----------------------------------
                                    Shipping Address


- ----------------------------------  ----------------------------------


- ----------------------------------  ----------------------------------
Effective Date                      UPS Shipper Number

                           UPS Air Incentive Program
                           Contract Carrier Agreement
                                   Addendum B


                                Suburban Ostomy


UPS will provide the following incentives from the Air service rates in effect at the time of shipment:

Service                             Incentive
- -------                             ---------

Next Day Air Letters                $2.50 Off List Rate
2nd Day Air Letters **              $1.50 Off List Rate

** Weight not to exceed 9 ounces


UPS will provide the following incentives from the 1995 Air service rates for the term of this contract as specified in the Letter of Agreement. A cell by cell rate chart is also attached.

Service                             Incentive
- -------                             ---------
Next Day Air Packages and Paks      29% Off List Rates
2nd Day Air Packages and Paks       29% Off List Rates


UPS Signature                       Effective Date


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Effective Date


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